As filed with the Securities and Exchange Commission on October 16, 2013

Registration Statement No. 333-142736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 1

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1288690 (I.R.S. employer identification number)

488 S. Royal Lane

Coppell, Texas 75019

(469) 892-1122

(Address of principal executive offices)

Universal Power Group, Inc.

2006 Stock Option Plan

(Full title of the plans)

Ian Edmonds, CEO

Universal Power Group, Inc.

488 S. Royal Lane

Coppell, Texas 75019

(469) 892-1122

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George Lander, Esq.

Morse, Zelnick, Rose & Lander LLP

405 Park Avenue, Suite 1401

New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

Item 9.  Undertakings

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the registration statement (File No. 333-142736) terminates the registration statement and withdraws from registration all securities registered thereunder which have not been sold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

October 16, 2013

Universal Power Group, Inc.

By:/s/ Ian Edmonds

      Ian Edmonds

      President and CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ian Edmonds Ian Edmonds	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive and Financial Officer )	October 16, 2013

/s/ William Tan
William Tan	Chairman of the Board	October 16, 2013

/s/ Robert M. Gutkowski
Robert M. Gutkowski	Director	October 16, 2013

/s/ Leslie Bernhard
Leslie Bernhard	Director	October 16, 2013

/s/ Hyun (Joyce) Park
Hyun (Joyce) Park	Director	October 16, 2013